UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 27, 2008

HUNGARIAN TELEPHONE AND CABLE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11484	13-3652685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Third Avenue, Suite #3400

Seattle, Washington 98101-3034

(Address of Principal Executive Offices)

(206) 654-0204

(Registrant's telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

(e) Compensation Arrangements of Certain Officers

In connection with the Company's recently announced corporate reorganization, the Company has agreed to award Peter T. Noone, the Company's General Counsel and Secretary a discretionary cash bonus in the amount of $100,000, which bonus is contingent upon, and payable following, the completion of the Company's contemplated reorganization. The Company has also agreed to provide Mr. Noone with a loyalty/retention bonus in the amount of $100,000. In addition, the Company has amended Mr. Noone's employment agreement to increase the severance benefits by an amount equal to 25% of his current annual base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUNGARIAN TELEPHONE AND CABLE CORP.

Date: December 3, 2008 By: /s/ Peter T. Noone

Peter T. Noone

General Counsel